WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                            Page 1
             Exhibit 27 - Financial Data Schedule

                            9-30-97
                     Amount (In Thousands)
Cash                                                   $ 2,648
Interest-Bearing Deposits                                  -0-
Federal Funds Sold                                       1,860
Trading Assets                                             -0-
Investments AFS                                         11,145
Investments HTM                                            -0-
Investments-Market                                         -0-
Loans                                                   62,679
Allowance for Losses                                       617
Total Assets                                            80,439
Deposits                                                72,725
Short-Term Borrowings                                      -0-
Other Liabilities                                          229
Long-Term Debt                                              44
Preferred Stock-Mandatory                                  -0-
Preferred-Non Mandatory                                    -0-
Common Stock                                             2,334
Other Stockholders Equity                                3,427
Total Liab.-Stockh. Equity                              80,439
Interest on Loans                                        4,511
Interest on Investments                                    548
Other Interest Income                                       61
Total interest Income                                    5,120
Interest on Deposits                                     2,236
Total Interest Expense                                   2,239
Net Interest Income                                      2,881
Provision-Loan Losses                                      150
Securities-Gain/Loss                                       -0-
Other Expenses                                           1,795
Income Before Tax                                        1,360
Income Before Extraordinary                              1,360
Extraordinary Less Tax                                     -0-
Cumul. Change Acct. Principal                              -0-
Net Income                                                 833
Earnings Per Share-P                                      1.78
Earnings Per Share-D                                      1.78
Net Interest Yield-EA                                     4.40
Loans-Non Accrual                                          -0-
Loans Past Due > 90 Days                                   -0-
Troubled Debt Restructuring                                -0-
Potential Problem Loans                                    -0-
Allowance-Beginning                                        563
Total Charge-Offs                                          139
Total Recoveries                                            43
Allowance End of Period                                    617
Loan Loss-Domestic                                         617
Loan Loss-Foreign                                          -0-
Loan Loss-Unallocated                                      156


(b)  Reports on Form 8-K, None.
                        FORM IO-QSB(A)

                          SIGNATURES


In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                           FIRST CENTRAL BANCSHARES, INC.

Date:                                                       By:
____________________________________________________
                  Ed. F. Bell Chairman, President and Chief
                    Executive Officer


Date:                                                       By:
____________________________________________________
                   Willard  D. Price, Executive Vice  President
and
                   Chief Financial Officer






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